EXHIBIT 2


                            JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any amendments thereto) with respect to the shares of Common Stock, without par value, of AMVestors Financial Corporation beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

      IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 2nd day of May, 1996.


                                    PHYSICIANS INSURANCE COMPANY OF OHIO



                                    By:  /s/  James F. Mosier
                                              James F. Mosier, General Counsel
                                              and Secretary



                                    SEQUOIA INSURANCE COMPANY



                                    By:  /s/  James F. Mosier
                                              James F. Mosier, Secretary